Investment Advisory Agreement
Calvert Asset Management Company, Inc.
The Calvert Fund

Addendum to Schedule A

As compensation pursuant to Section 4 of the Investment Advisory Agreement between Calvert Asset Management Company, Inc. (the "Advisor") and The Calvert Fund dated March 1, 1999, the Advisor is entitled to receive from the Funds an annual advisory fee (the "Fee") as shown below. The Fee shall be computed daily and payable monthly, based on the average daily net assets of the Funds.

Calvert Income Fund                                                 0.40% of the first $2 billion;

0.375% of all assets above $2 billion up to 7.5 billion;

0.35% of all assets above $7.5 billion up to $10 billion; and

                                                                                    0.325% of all assets above $10 billion

Calvert New Vision Small Cap Fund                        0.75%

Calvert Short Duration Income Fund                       0.35% of the first $750 million;

                                                                                    0.325% of the next $750 million; and

                                                                                    0.30% on all assets above $1.5 billion

Calvert Long-Term Income Fund                             0.40%

Calvert Ultra-Short Income Fund                             0.30% of the first $1 billion;

                                                                                    0.29% of all assets above $1 billion

Calvert Government Fund                                         0.40%

Calvert High Yield Bond Fund                                  0.65%

Calvert Short-Term Government Fund                    0.45%

                                                      THE CALVERT FUND

                                                      BY: ____________________________

                                                                  William M. Tartikoff

                                                                  Vice President and Secretary

                                                      Calvert ASSET MANAGEMENT Company, INC.

                                                      BY: ____________________________

                                                                  Ronald M. Wolfsheimer

                                                                  Chief Financial and Administrative Officer

                                                                    and Senior Vice President

Effective September 18, 2009